Exhibit 32.1

Certification of the Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer, of Rio Holdings, Inc., hereby certifies that, to my knowledge, on the date hereof:

1.
The annual report on Form 10-K of Rio Holdings, Inc. for the period ending December 31, 2009 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Rio Holdings, Inc.

Date: April 30, 2010	/s/ Michael L. Wilfley
Michael L. Wilfley President, Chief Executive Officer, Chief Financial Officer and Treasurer

The foregoing certification is being furnished solely pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 (the “Exchange Act”) and 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document. This certification shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to liability under that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act except to the extent this Exhibit 32.1 is expressly and specifically incorporated by reference in any such filing.